UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

AFC BDC INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01525	87-3220232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1770 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 510-2390

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On June 14, 2022, AFC BDC Inc. (the “Company”) disclosed the below information:

As of June 1, 2022, the Company held five loans in which it had committed approximately $12.8 million, $10.8 million, $10.0 million, $10.0 million, and $5.6 million, respectively, with an additional $168.0 million of commitments across eight investments currently being evaluated.

Company Name	Type of Company	Initial Funding Date	Loan Maturity	Commitment	Principal Balance as of 6/1/22	Fixed/Floating	Cash Interest Rate		Amortization During Term	Estimated IRR (4)
Evermore Cannabis	Cannabis Operator	7/14/2021	8/1/2026	$5,616,231	$5,740,622	Floating	13.00	%(1)	Yes	20.93%
Justice Cannabis	Cannabis Operator	9/30/2021	5/1/2026	10,000,000	7,527,666	Floating	12.25	%(2)	Yes	22.78%
AYR Wellness	Cannabis Operator	10/1/2021	10/1/2024	10,750,000	10,320,000	Fixed	8.00%		Yes	15.87%
Acreage Holdings	Cannabis Operator	12/16/2021	1/1/2026	10,000,000	10,000,000	Fixed	10.75	%(3)	No	13.03%
AYR Wellness	Cannabis Operator	3/25/2022	3/1/2025	12,843,275	12,413,275	Fixed	8.00%		Yes	17.09%

(1)	Cash Interest Rate presented represents a floating interest rate of 12.00% + LIBOR with a floor of 1.00%. An alternate benchmark rate, which may include SOFR, may be utilized in replacement of LIBOR as elected by the Agent and borrower.

(2)	Cash Interest Rate presented represents a blended rate of the three tranches with differing rates, with the Cash Interest Rate representing two tranches of a floating interest rate of 12.00% + LIBOR with a floor of 1.00%, and a third tranche fixed at a 9.00% rate. An alternate benchmark rate, which may include SOFR, may be utilized in replacement of LIBOR as elected by the Agent and borrower.

(3)	Cash Interest Rate presented represents 9.75% of stated interest plus 1.00% of contingent interest.

(4)	Estimated IRR calculated as a yield-to-maturity internal rate of return from the Initial Funding Date. Estimated IRR is inclusive of a variety of fees and features that affect the total yield, which may include, but not limited to, interest payments, OID, amortization, exit fees and contingent features. OID is recognized as a discount to the funded loan principal and is accreted to income over the term of the loan. Estimated IRR also includes fees earned from the Initial Funding Date through March 16, 2022. The Estimated IRR calculations require management to make estimates and assumptions, including, but not limited to, the timing and amounts of loan draws on delayed draw loans, the probability and timing of prepayments and the probability of contingent features occurring. To be conservative, we have not assumed any prepayment penalties or early payoffs in our Estimated IRR calculation. Estimated IRR is based on current management estimates and assumptions, which may change. Actual results could differ from those estimates and assumptions.

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFC BDC Inc.

Dated: June 15, 2022	By:	/s/ Bernard D. Berman
		Name:	Bernard D. Berman
		Title:	President

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